UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350 Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Capitalized terms used and not defined in this Current Report on Form 8-K are used as defined in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 of CorEnergy Infrastructure Trust, Inc. (the “Company”). On June 30, 2020, the Company closed on the sale of its Pinedale Liquids Gathering System ("Pinedale LGS") to the lessee of the system, Ultra Wyoming, LLC ("Ultra Wyoming"), which terminated the Pinedale Lease Agreement, dated December 7, 2012 and amended December 12, 2012, between the Company and Ultra Wyoming.

Prior to termination, base rent under the Pinedale Lease Agreement was adjusted annually for changes based on the CPI (subject to a 2.00 percent annual cap). On January 1, 2020, the base rent increased by 1.79 percent to approximately $22.1 million annually. The Company was also eligible for a variable rent component based on daily volume increases over base daily volumes defined in the Lease.

Consistent with the Company’s previous announcement, Pinedale LP and the Company entered into a compromise and release agreement (the “Release Agreement”) with Prudential Insurance Company of America ("Prudential") related to the Amended Pinedale Term Credit Facility. Pursuant to the Release Agreement, at closing of the Pinedale LGS sale transaction with Ultra Wyoming, the Company provided all cash available at Pinedale LP, approximately $3.3 million, to Prudential and the Amended Pinedale Term Credit Facility was terminated.

The foregoing description of the terms of the release is qualified in its entirety by reference to the terms of the Release Agreement, a copy of which is filed as Exhibit 10.5.1 to this report.

At the time of the release, annual principal payments on the Amended Pinedale Term Credit Facility were approximately $3.5 million, plus accrued interest.

Item 2.01	Completion of Acquisition or Disposition of Assets

As reported in Item 1.02 above, on June 30, 2020, the Company’s indirect wholly owned subsidiary, Pinedale LP, closed on the previously announced sale of the Pinedale LGS to its tenant Ultra Wyoming, an indirect subsidiary of UPL, for total cash consideration of $18 million. The sale was completed pursuant to the terms of a purchase and sale agreement (the “Sale Agreement”) previously approved by the bankruptcy court in connection with UPL’s Chapter 11 case. In connection with the closing of the sale, the Company and Pinedale LP entered into a mutual release of all claims related to the Pinedale LGS and the Pinedale Lease Agreement with UPL and Ultra Wyoming, including a release by Pinedale LP of all claims against UPL and Ultra Wyoming arising from the rejection or termination of the Pinedale Lease Agreement.

Pursuant to the Release Agreement entered into with Prudential in connection with the termination of the Amended Pinedale Term Credit Facility, the $18 million sale proceeds from the Sale Agreement were provided by Ultra Wyoming directly to Prudential. The Company also provided the remaining cash available at Pinedale LP of approximately $3.3 million to Prudential in exchange for a full release of obligations related to the Amended Pinedale Term Credit Facility pursuant to the Release Agreement, as described more fully in the Company’s Current Report on Form 8-K dated June 26, 2020 and filed June 29, 2020.

The foregoing description of the terms of the sale is qualified in its entirety by reference to the terms of the Sale Agreement, a copy of which is filed as Exhibit 2.1 to this report.

The unaudited pro forma consolidated financial information included as Exhibit 99.1 to this report reflects this disposition of assets.

Item 2.06	Material Impairments

During the negotiation and closing of the sale of the Pinedale LGS to Ultra Wyoming, which was completed on June 30, 2020 as previously disclosed and as described under Item 2.01 above, the Company determined impairment indicators existed as the value to be received from the sale was less than the carrying value of the asset. As a result of these indicators and the sale of the Pinedale LGS, the Company will recognize a loss on impairment and disposal of leased property of approximately $146.5 million for the three and six months ended June 30, 2020. Further, the sale of the Pinedale LGS resulted in the termination of the Pinedale Lease Agreement, and the Company will recognize a loss on termination of lease of approximately $458 thousand for the three and six months ended June 30, 2020. These losses will be partially offset by the settlement of the Amended Pinedale Term Credit Facility with Prudential, which will result in a gain on extinguishment of debt of $11.0 million for the three and six months ended June 30, 2020.

Item 7.01	Regulation FD

The Company's July 7, 2020 press release concerning the closing of the Pinedale LGS sale and the Company's current outlook is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

b) Unaudited pro forma financial information for the Company related to the transaction referenced in Item 2.01 above is attached as Exhibit 99.1 and incorporated by reference herein.

The following unaudited pro forma financial information is included in Exhibit 99.1: an unaudited pro forma Consolidated Balance Sheet as of March 31, 2020, the unaudited pro forma Consolidated Statements of Operations for the three months ended March 31, 2020 and the year ended December 31, 2019 and the accompanying notes. The pro forma financial statements give effect to the sale as if it had occurred on January 1, 2019 (for each pro forma Statement of Operations) and March 31, 2020 (for the pro forma Balance Sheet).

d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement between the Company and Ultra Wyoming LLC, dated June 28, 2020
10.5.1	Compromise and Release Agreement between the Company and Prudential, dated June 26, 2020
99.1	Unaudited Pro Forma Consolidated Financial Statements
99.2	Press Release dated July 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:	July 7, 2020	By:	/s/ Rebecca Sandring
Rebecca Sandring
Secretary